Exhibit 10.8

GLOBALFOUNDRIES, INC.

2018 SHARE INCENTIVE PLAN

i

GLOBALFOUNDRIES, INC.

2018 SHARE INCENTIVE PLAN

PREFACE

This Plan is divided into two separate equity programs: (1) the option grant program set forth in Section 5 under which Eligible Persons (as defined in Section 3) may, at the discretion of the Administrator, be granted Options, and (2) the share award and share unit award program set forth in Section 6 under which Eligible Persons may, at the discretion of the Administrator, be awarded Ordinary Shares or Share Units. Section 2 of this Plan contains the general rules regarding the administration of this Plan. Section 3 sets forth the requirements for eligibility to receive an Award grant under this Plan. Section 4 describes the share capital of the Company that may be subject to Awards granted under this Plan. Section 7 contains other provisions applicable to all Awards granted under this Plan. Section 8 provides definitions for certain capitalized terms used in this Plan and not otherwise defined herein.

1.	PURPOSE OF THE PLAN.

The purpose of this Plan is to promote the success of the Company and the interests of its shareholders by providing a means through which the Company may grant equity-based incentives to attract, motivate and retain certain officers, employees, directors and other eligible persons and to further link the interests of Award recipients with those of the Company’s shareholders generally.

2.	ADMINISTRATION.

2.1

Administrator. This Plan shall be administered by, and all Awards under this Plan shall be authorized by, the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law and/or the Articles. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law and the Articles, to one or more officers of the Company, its powers under this Plan (a) to designate the officers and employees of the Company and its Affiliates who will receive grants of Awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Articles or the applicable appointment conditions of any Administrator: (x) a majority of the members of the acting Administrator shall constitute a quorum, and (y) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

2.2

Plan Awards; Interpretation; Powers of Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards;

(b)

grant Awards to Eligible Persons, determine the price and number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards will become exercisable or will vest (which may include, without limitation, performance and/or time-based schedules) or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

(c)	approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

(d)

construe and interpret this Plan and any Award Agreement or other agreements defining the rights and obligations of the Company, its Affiliates, and Participants under this Plan, make factual determinations with respect to the administration of this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards, including rules and regulations relating to sub-plans established for the purposes of satisfying applicable foreign laws and/or qualifying for preferred tax treatment under applicable foreign tax laws;

(e)	cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 7.7.4;

(f)

accelerate or extend the vesting or exercisability or extend the term of any or all outstanding Awards (within the maximum ten-year term of Awards under Sections 5.4.2 and 6.4) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature);

(g)	determine Fair Market Value for purposes of this Plan and Awards;

(h)	determine the duration and purposes of leaves of absence that may be granted to Participants without constituting a termination of their employment for purposes of this Plan; and

(i)

determine whether, and the extent to which, adjustments are required pursuant to Section 7.3 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7.3.

2.3

Binding Determinations. Any action taken by, or inaction of, the Company, any Affiliate, the Board or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be final, binding and conclusive upon all persons. Neither the Board nor the Administrator, nor any member thereof or person acting at the direction thereof, including, without limitation, individuals to whom the Administrator has delegated its authority pursuant to Section 2.1 or Section 2.5, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

2.4

Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator or the Board, as the case may be, may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Company. No director, officer or agent of the Company or any of its Affiliates shall be liable for any such action or determination taken or made or omitted in good faith.

2.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or any of its Affiliates or to third parties.

3.	ELIGIBILITY.

Awards may be granted under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” means any person who qualifies as one of the following at the time of grant of the respective Award:

(a)	an officer (whether or not a director) or employee of the Company or any of its Affiliates;

(b)	any member of the Board; or

(c)

any director of one of the Company’s Affiliates, or any individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company or one of its Affiliates, as applicable, in a capital raising transaction or as a market maker or promoter of that entity’s securities) to the Company or one of its Affiliates.

An advisor or consultant may be selected as an Eligible Person pursuant to clause (c) above only if such person’s participation in this Plan would not adversely affect (1) the Company’s eligibility to rely on the Rule 701 exemption from registration under the Securities Act for the offering of shares issuable under this Plan by the Company, or (2) the Company’s compliance with any other applicable law.

An Eligible Person may, but need not, be granted one or more Awards pursuant to Section 5 and/or one or more Awards pursuant to Section 6. An Eligible Person who has been granted an Award under this Plan may, if otherwise eligible, be granted additional Awards under this Plan if the Administrator so determines. However, a person’s status as an Eligible Person is not a commitment that any Award will be granted to that person under this Plan. Furthermore, an Eligible Person who has been granted an Award under Section 5 is not necessarily entitled to an Award under Section 6, or vice versa, unless otherwise expressly determined by the Administrator.

Each Award granted under this Plan must be approved by the Administrator at or prior to the grant of the Award.

4.	SHARES SUBJECT TO THE PLAN.

4.1

Shares Available. Subject to the provisions of Section 7.3.1, the shares that may be issued under this Plan will be Ordinary Shares of the Company’s authorized but unissued share capital. The Ordinary Shares may be issued for any lawful consideration.

4.2

Share Limits. Subject to the provisions of Section 7.3.1 and further subject to the share counting rules of Section 4.3, the maximum number of Ordinary Shares that may be issued pursuant to Awards granted under this Plan will not exceed 50,000,000 shares (the “Share Limit”) in the aggregate.

4.3

Replenishment and Reissue of Unvested Awards. No Award may be granted under this Plan unless, on the date of grant, the sum of (a) the maximum number of Ordinary Shares issuable at any time pursuant to such Award, plus (b) the number of Ordinary Shares that have previously been issued pursuant to Awards granted under this Plan, plus (c) the maximum number of Ordinary Shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Ordinary Shares that are subject to or underlie Options granted under this Plan that expire or for any reason are canceled or terminated without having been exercised (or Ordinary Shares subject to or underlying the unexercised portion of such Options in the case of Options that were partially exercised), as well as Ordinary Shares that are subject to Share Awards or Share Unit Awards made under this Plan that are forfeited to the Company or, in the case of Share Awards, otherwise repurchased by the Company prior to the lapsing of the Company’s repurchase right will again, except to the extent prohibited by law or applicable listing or regulatory requirements, be available for subsequent Award grants under this Plan.

5.	OPTION GRANT PROGRAM.

5.1

Option Grants in General. Each Option shall be evidenced by an Award Agreement in the form approved by the Administrator. The Award Agreement evidencing an Option shall contain the terms established by the Administrator for that Option, as well as any other terms, provisions, or restrictions that the Administrator may impose on the Option or any Ordinary Shares subject to the Option; in each case subject to the applicable provisions and limitations of this Section 5 and the other applicable provisions and limitations of this Plan and the Articles. The Administrator may require that the recipient of an Option promptly execute and return to the Company his or her Award Agreement evidencing the Option. In addition, the Administrator may require that the spouse of any married recipient of an Option also promptly execute and return to the Company the Award Agreement evidencing the Option granted to the recipient or such other spousal consent form that the Administrator may require in connection with the grant of the Option.

5.2	Types of Options. All Options granted under this Plan shall be Nonqualified Stock Options.

5.3	Option Price.

5.3.1

Pricing Limits. Subject to the following provisions of this Section 5.3.1, the Administrator will determine the purchase price per share of the Ordinary Shares covered by each Option (the “exercise price”) at the time of the grant of the Option, which exercise price will be set forth in the applicable Award Agreement. In no case will the exercise price of an Option be less than the par value of the Ordinary Shares;

5.3.2

Payment Provisions. The Company will not be obligated to issue the Ordinary Shares to be purchased on exercise of an Option unless and until it receives full payment of the exercise price therefor, all related withholding obligations under Section 7.6 have been satisfied, and all other conditions to the exercise of the Option set forth herein or in the Award Agreement have been satisfied. The purchase price of any Ordinary Shares purchased on exercise of an Option must be paid in full at the time of each purchase in such lawful consideration as may be permitted or required by the Administrator, which may include, without limitation, one or a combination of the following methods:

(a)	cash, check payable to the order of the Company, or electronic funds transfer;

(b)	notice and third party payment in such manner as may be authorized by the Administrator;

(c)	the delivery of previously owned Ordinary Shares;

(d)	by a reduction in the number of Ordinary Shares otherwise issueable pursuant to the Award;

(e)	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise”.

In no event shall any shares newly-issued by the Company be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. Ordinary Shares used to satisfy the exercise price of an Option (whether previously-owned shares or shares otherwise issuable pursuant to the terms of the Option) shall be valued at their Fair Market Value on the date of exercise. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may eliminate or limit a Participant’s ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Company.

5.4	Vesting; Term; Exercise Procedure.

5.4.1

Vesting. Except as provided in Section 5.7, an Option may be exercised only to the extent that it is vested and exercisable. The Administrator will determine the vesting and/or exercisability provisions of each Option (which may be based on performance criteria, passage of time or other factors or any combination thereof), which provisions will be set forth in the applicable Award Agreement. Unless the Administrator otherwise expressly provides, once exercisable, an Option will remain exercisable until the expiration or earlier termination of the Option.

5.4.2	Term. Each Option shall expire not more than 10 years after its date of grant. Each Option will be subject to earlier termination as provided in or pursuant to Sections 5.5 and 7.3.

5.4.3

Exercise Procedure. Any exercisable Option will be deemed to be exercised when the Company receives written notice of such exercise from the Participant (on a form and in such manner as may be required by the Administrator), together with any required payment made in accordance with Section 5.3 and Section 7.6 and any written statement required pursuant to Section 7.5.1.

5.4.4

Fractional Shares/Minimum Issue. Fractional share interests will be disregarded, but may be accumulated. The Administrator, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares (subject to adjustment pursuant to Section 7.3.1) may be purchased on exercise of any Option at one time unless the number purchased is the total number of shares at the time available for purchase under the Option.

5.5	Effects of Termination of Employment on Options.

5.5.1

Death or Disability. Unless otherwise provided in the Award Agreement (consistent with applicable securities laws) and subject to earlier termination pursuant to or as contemplated by Section 5.4.2 or 7.3, if a Participant’s employment by or service to the Company or any of its Affiliates terminates as a result of the Participant’s death or Total Disability:

(a)

the Participant (or his or her Personal Representative or Beneficiary, in the case of the Participant’s Total Disability or death, respectively), will have until the date that is 12 months after the Participant’s Severance Date to exercise the Participant’s Option (or portion thereof) to the extent that it was vested and exercisable on the Severance Date;

(b)	the Option, to the extent not vested and exercisable on the Participant’s Severance Date, shall terminate on the Severance Date; and

(c)

the Option, to the extent exercisable for the 12-month period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period.

5.5.2

Other Terminations of Employment. Unless otherwise provided in the Award Agreement (consistent with applicable securities laws) and subject to earlier termination pursuant to or as contemplated by Section 5.4.2 or 7.3, if a Participant’s employment by or service to the Company or any of its Affiliates terminates for any reason other than a termination because of the Participant’s death or Total Disability:

(a)

the Participant will have until the date that is 3 months after the Participant’s Severance Date to exercise his or her Option (or portion thereof) to the extent that it was vested and exercisable on the Severance Date; provided, however, in the event of the occurrence of the Participant’s Severance Date due to termination for Cause or Poor Performance, the Option shall immediately expire and may not be exercised (if then exercisable).

(b)	the Option, to the extent not vested and exercisable on the Participant’s Severance Date, shall terminate on the Severance Date; and

(c)

the Option, to the extent exercisable for the 3-month period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period.

5.6

Option Repricing/Cancellation and Regrant/Waiver of Restrictions. Subject to Section 4, Section 7.6.2, and Section 7.7 and the specific limitations on Options contained in this Plan, the Administrator from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person, any adjustment in the exercise price, the vesting schedule, the number of shares subject to, or the term of, an Option granted under this Plan by cancellation of an outstanding Option and a subsequent regranting of the Option, by amendment, by substitution of an outstanding Option, by waiver or by other legally valid means. Such amendment or other action may result in, among other changes, an exercise price that is higher or lower than the exercise price of the original or prior Option, provide for a greater or lesser number of Ordinary Shares subject to the Option, or provide for a longer or shorter vesting or exercise period.

5.7

Early Exercise Options. The Administrator may, in its discretion, designate any Option as an Early Exercise Option which, by express provision in the applicable Award Agreement, may be exercised prior to the date such Option has vested. If the Participant elects to exercise all or a portion of any Early Exercise Option before it is vested, the Ordinary Shares acquired under the Option which are attributable to the unvested portion of the Option shall be subject to additional terms and conditions, if so determined by the Administrator, including the right of the Company to repurchase such Ordinary Shares at a price determined by the Administrator. Unless otherwise expressly provided in the applicable Award Agreement, such Restricted Shares shall be subject to the provisions of Sections 6.2 through 6.7, below.

6.	SHARE AWARD AND SHARE UNIT AWARD PROGRAM.

6.1

Share Awards and Share Unit Awards in General. Each Share Award and Share Unit Award shall be evidenced by an Award Agreement in the form approved by the Administrator. The Award Agreement evidencing a Share Award or Share Unit Award shall contain the terms established by the Administrator for that Award, as well as any other terms, provisions, or restrictions that the Administrator may impose on the Award; in each case subject to the applicable provisions and limitations of this Section 6 and the other applicable provisions and limitations of this Plan. The Administrator may require that the recipient of a Share Award or Share Unit Award promptly execute and return to the Company his or her Award Agreement evidencing the Award. In addition, the Administrator may require that the spouse of any married recipient of a Share Award or Share Unit Award also promptly execute and return to the Company the Award Agreement evidencing the Award granted to the recipient or such other spousal consent form that the Administrator may require in connection with the grant of the Award.

6.2	Provisions Applicable to Share Awards.

6.2.1	Types of Share Awards. The Administrator shall designate whether a Share Award shall be a Restricted Share Award, and such designation shall be set forth in the applicable Award Agreement.

6.2.2	Purchase Price.

(a)

The Administrator will determine the purchase price per Ordinary Share covered by each Share Award at the time of grant of the Award. In no case will such purchase price be less than the par value of the covered Ordinary Shares.

(b)

The Company will not be obligated to issue Ordinary Shares awarded under this Section 6 unless and until it receives full payment of the purchase price therefor and all other conditions to the purchase, as determined by the Administrator, have been satisfied. The purchase price of any shares subject to a Share Award must be paid in full at the time of the purchase in such lawful consideration as may be permitted or required by the Administrator, which may include, without limitation, one or a combination of the methods set forth in clauses (a) through (e) in Section 5.3.2 and/or past services rendered to the Company or any of its Affiliates.

6.2.3

Share Certificates. Any share certificates evidencing an Ordinary Share issued under a Share Award will bear a legend making appropriate reference to the restrictions imposed hereunder and will be held by the Company or by a third party designated by the Administrator until the restrictions on such shares have lapsed.

6.2.4	Voting Rights. A Participant receiving Restricted Shares will be entitled to voting rights, to the extent applicable, for all outstanding Restricted Shares issued to such Participant.

6.2.5

Dividend Rights. A Participant receiving Restricted Shares will be entitled to cash dividends for all outstanding Restricted Shares issued to such participant; provided, however, that the Administrator may determine that any dividends paid or payable on Restricted Shares be held in escrow and be distributed when the Company’s repurchase right, if any, with respect to the related Restricted Shares lapses in accordance with the schedule set forth in the applicable Award Agreement. The Administrator may further provide that any dividends paid with respect to Restricted Shares shall be due to the Company in the event the Company exercises its right, if any, to repurchase Restricted Shares.

6.3

Vesting. The restrictions imposed on the exercise of an Award and the subsequent issue of Ordinary Shares or on Share Units (which may be based on performance criteria, passage of time or other factors or any combination thereof) will be set forth in the applicable Award Agreement.

6.4

Term. In the case of a Share Award, the Company’s right of repurchase, if any, applicable to the Ordinary Shares to be issued in connection with the Award shall lapse no later than the date 10 years after the date of grant, and (ii) in the case of a Share Unit Award, the Award shall be forfeited if the conditions necessary to trigger payment thereunder (including payment in the form of delivery of Ordinary Shares), if any, are not satisfied within 10 years from the date of grant. Each Share Award and Share Unit Award will be subject to earlier termination as provided in or pursuant to Sections 6.6 and 7.3. Any payment of cash or delivery of Ordinary Shares in payment for a Share Award or Share Unit Award may be delayed, subject to the Articles in relation to Share Awards and Share Unit Awards, until a future date if specifically authorized by the Administrator in writing and by the Participant.

6.5

Fractional Shares. Fractional share interests will be disregarded, but may be accumulated. The Administrator, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests.

6.6

Termination of Employment; Return to the Company; Cancellation. Unless the Administrator otherwise expressly provides, a Share or Share Unit Award that does not result in the issuance of Ordinary Shares or delivery of other consideration because the payment/issuance conditions have not been satisfied by the time specified in the applicable Award Agreement (which may include, without limitation, a reference to the Participant’s Severance Date), will be cancelled without payment to the Participant therefor, to the extent not prohibited by law; provided, however, if Restricted Shares previously have been issued with respect to the Award, such Restricted Shares may be reacquired by the Company in such manner and on such terms as the Administrator provides, which terms shall include return or repayment at one of (a) the Fair Market Value of the Restricted Shares at the time of the termination, (b) the original purchase price of the Restricted Shares, or (c) the lower of the amounts set forth in the preceding clauses (a) and (b), without interest, to the Participant. The Award Agreement shall specify any other terms or conditions of the repurchase or cancellation if payment/issuance conditions are not satisfied. Any Share Award or Share Unit Award that has not been exercised as of a Participant’s Severance Date, assuming exercise is required pursuant to the applicable Award Agreement, shall terminate on that date unless otherwise expressly provided by the Administrator in the applicable Award Agreement.

6.7

Waiver of Restrictions. Subject to Sections 4, 7.6.2 and 7.7 and the specific limitations on Share Awards and Share Unit Awards contained in this Plan, the Administrator from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person, any adjustment in the vesting schedule, or the restrictions upon or the term of, a Share Award or Share Unit Award granted under this Plan by amendment, by substitution of an outstanding Share Award or Share Unit Award, as applicable, by waiver or by other legally valid means.

7.	PROVISIONS APPLICABLE TO ALL AWARDS.

7.1	Rights of Eligible Persons, Participants and Beneficiaries.

7.1.1

Employment Status. No person shall have any claim or rights to be granted an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

7.1.2

No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or related to any Award) shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Company or any of its Affiliates, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company or any Affiliate to change such person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause at any time. Nothing in this Section 7.1.2, or in Section 7.3 or 7.15, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract. An Award Agreement shall not constitute a contract of employment or service.

7.1.3

Plan Not Funded. Awards payable under this Plan will be payable in Ordinary Shares or from the general assets of the Company, and no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including Ordinary Shares, except as expressly provided) of the Company or any of its Affiliates by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any of its Affiliates and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Company.

7.1.4

Constitutional Documents. The Articles, as they may lawfully be amended from time to time, provide for additional restrictions and limitations with respect to the Ordinary Shares (including additional restrictions and limitations on the voting or transfer or repurchase of Ordinary Shares) or priorities, rights and preferences as to securities and interests prior in rights to the Ordinary Shares. To the extent that these restrictions and limitations are greater than those set forth in this Plan or any Award Agreement, such restrictions and limitations shall apply to any Ordinary Shares acquired pursuant to the exercise of Awards and are incorporated herein by this reference.

7.2	No Transferability; Limited Exception to Transfer Restrictions.

7.2.1	Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 7.2, by applicable law and by the Award Agreement, as the same may be amended:

(a)

all Awards, and, prior to a Qualified IPO, Shares acquired thereunder, are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

(b)	Awards may be exercised only by the Participant; and

(c)	amounts payable or shares issuable pursuant to an Award will be issued or delivered, as applicable, only to (or for the account of) the Participant.

In addition, the Ordinary Shares shall be subject to the restrictions set forth in the applicable Award Agreement and the Articles.

7.2.2	Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in Section 7.2.1 will not apply to:

(a)	transfers to, or repurchases by, the Company;

(b)	transfers by gift or domestic relations order to one or more “family members” (as that term is defined in Rule 701 promulgated under the Securities Act) of the Participant;

(c)

the designation of a Beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant’s Beneficiary, or, in the absence of a validly designated Beneficiary, transfers by will or the laws of descent and distribution; or

(d)	if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s duly authorized legal representative.

Notwithstanding anything else in this Section 7.2.2 to the contrary, but subject to compliance with all applicable laws, Options, Share Awards and Share Unit Awards will be subject to any and all transfer restrictions under the Code, the Securities Act, or the Exchange Act applicable to such awards or necessary to maintain the intended tax consequences or securities law compliance of such Awards. Notwithstanding clause (b) above but subject to compliance with all applicable laws, any contemplated transfer by gift or domestic relations order to one or more “family members” of a Participant as referenced in clause (b) above is subject to the condition precedent that the transfer be approved by the Administrator in order for it to be effective. The Administrator may, in its sole discretion, withhold its approval of any such proposed transfer.

7.3	Adjustments; Changes in Control.

7.3.1

Adjustments. Subject to Section 7.3.2 below, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, share split (including a share split in the form of a share dividend) or reverse share split; any merger, combination, consolidation, or other reorganization; any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Ordinary Shares; or any exchange of Ordinary Shares or other securities of the Company, or any similar, unusual or extraordinary corporate transaction in respect of the Ordinary Shares; the Administrator may equitably and proportionately adjust (1) the number and type of Ordinary Shares (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Ordinary Shares (or other securities or property) subject to any outstanding Awards, (3) the grant, purchase, or exercise price of any outstanding Awards, and/or (4) the securities, cash or other property issuable or deliverable upon exercise or vesting of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Awards. The Administrator also shall have the authority to provide a cash payment, in lieu of any such adjustment (in part of in full), with the combination of the adjustment and cash payment intended to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards. The Administrator may determine the adjustment and provision of a cash payment on a Participant-by-Participant and Award-by-Award basis.

Unless otherwise expressly provided in the applicable Award Agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Company as an entirety, the Administrator may equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based Awards to the extent necessary to preserve (but not increase) the level of incentives under this Plan and the then-outstanding performance-based Awards including, without limitation, terminating applicable performance periods and deeming performance criteria satisfied at target levels, with pro-rata payment based on the days elapsed in the performance period divided by the total number of days in the performance period.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs shall be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 2.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.3.1, and the extent and nature of any such adjustment, shall be final, binding and conclusive on all persons.

Unless otherwise expressly provided by the Administrator, in no event shall a conversion of one or more outstanding shares of the Company’s preferred shares (if any) or any new issuance of securities by the Company for consideration be deemed, in and of itself, to require an adjustment pursuant to this Section 7.3.1.

7.3.2

Consequences of a Change in Control Event. Upon the occurrence of a Change in Control Event, the Administrator may, in its sole and absolute discretion, make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding Awards (or the cash, securities or other property issuable or deliverable to the holder(s) of any or all outstanding Awards) based upon, to the extent relevant in the circumstances, the distribution or consideration payable to holders of the Ordinary Shares upon or in respect of such event.

The Administrator also has the authority to accelerate the vesting of one or more Awards (as to all or only a portion of any Award) in such circumstances (including, but not limited to, a Change in Control Event) as the Administrator may determine to be appropriate.

The Administrator may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash, securities or other property settlement (which determination shall be made in good faith and shall be final, binding and conclusive on all parties). In the case of Options, but without limitation on other methodologies, the Administrator may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the exercise price of the Option to the extent of the then vested and exercisable shares subject to the Option.

In any of the events referred to in this Section 7.3.2, the Administrator may take such action contemplated by this Section 7.3.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the Award if an event giving rise to an acceleration does not occur.

Any action taken by the Administrator under this Section 7.3.2 may be taken on a Participant-by-Participant and Award-by-Award basis.

7.3.3

Early Termination of Awards. Upon the occurrence of a Change in Control Event, each then-outstanding Award shall terminate, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Award and provided that, in the case of Options that will not survive or be substituted for, assumed, exchanged, or otherwise continued or settled in the Change in Control Event, the holder of an Award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding Options as to all of the vested Shares covered thereby in accordance with their terms before the termination of the Awards (except that in no case shall more than ten days’ notice of accelerated vesting (if any) and the impending termination be required and any acceleration and exercise may be made contingent upon the actual occurrence of the event). Unless otherwise provided by the Administrator, the holder of an Award that terminates pursuant to this Section 7.3.3 shall not be entitled to any payment or consideration in respect of such Award. For purposes of this Section 7.3, an Award shall be deemed to have been “assumed” if (without limiting other circumstances in which an Award is assumed) the Award continues after the Change in Control Event, and/or is assumed and continued by a Parent (as such term is defined in the definition of Change in Control Event) following a Change in Control Event, and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the Award, for each Ordinary Share subject to the Award immediately prior to the Change in Control Event, the consideration (whether cash, shares, or other securities or property) received in the Change in Control Event by the shareholders of the Company for each Ordinary Share sold or exchanged in such transaction (or the consideration received by a majority of the shareholders participating in such transaction if the shareholders were offered a choice of consideration); provided, however, that if the consideration offered for an Ordinary Share in the transaction is not solely the ordinary shares of a successor company or a Parent, the Board may provide for the consideration to be received upon exercise or payment of the Award, for each share subject to the Award, to be solely ordinary shares of the successor company or a Parent equal in Fair Market Value to the per share consideration received by the shareholders participating in the Change in Control Event.

7.3.4

Other Acceleration Rules. The Administrator may override the provisions of this Section 7.3 as to any Award by express provision in the applicable Award Agreement and may accord any Participant a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Administrator may approve.

7.4	Termination of Employment or Services.

7.4.1

Events Not Deemed a Termination of Employment. Unless the Administrator otherwise expressly provides with respect to a particular Award, if a Participant’s employment by, or service to, the Company or an Affiliate terminates but immediately thereafter the Participant continues in the employ of or service to another Affiliate or the Company, as applicable, the Participant shall be deemed to have not had a termination of employment or service for purposes of this Plan and the Participant’s Awards. Unless the express policy of the Company or the Administrator otherwise provides, a Participant’s employment relationship with the Company or any of its Affiliates shall not be considered terminated solely due to any sick leave, military leave, or any other leave of absence authorized by the Company or any Affiliate or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three months. In the case of any Participant on an approved leave of absence, continued vesting of the Award while on leave from the employ of or service with the Company or any of its Affiliates will be suspended until the Participant returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term of the Award set forth in the Award Agreement.

7.4.2

Effect of Change of Affiliate Status. For purposes of this Plan and any Award, if an entity ceases to be an Affiliate, a termination of employment or service will be deemed to have occurred with respect to each Eligible Person in respect of such Affiliate who does not continue as an Eligible Person in respect of another Affiliate that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.4.3

Administrator Discretion. Notwithstanding the provisions of Section 5.5 or 6.6, in the event of, or in anticipation of, a termination of employment or service with the Company or any of its Affiliates for any reason, the Administrator may accelerate the vesting and exercisability of all or a portion of the Participant’s Award, and/or, subject to the provisions of Sections 5.4.2 and 7.3, extend the exercisability period of the Participant’s Option upon such terms as the Administrator determines and expressly sets forth in or by amendment to the Award Agreement.

7.4.4

Termination of Consulting or Affiliate Services. If the Participant is an Eligible Person solely by reason of clause (c) of Section 3, the Administrator shall be the sole judge of whether the Participant continues to render services to the Company or any of its Affiliates, unless a written contract or the Award Agreement otherwise provides. If, in these circumstances, the Company or any Affiliate notifies the Participant in writing that a termination of the Participant’s services to the Company or any Affiliate has occurred for purposes of this Plan, then (unless the contract or the Award Agreement otherwise expressly provides), the Participant’s termination of services with the Company or Affiliate for purposes of this Plan shall be the date which is 10 days after the mailing of the notice by the Company or Affiliate or, in the case of a termination for Cause, the date of the mailing of the notice.

7.5	Compliance with Laws.

7.5.1

General. This Plan, the granting and vesting of Awards under this Plan, and the offer and issuance of Ordinary Shares and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws, federal margin requirements, and the laws of the Cayman Islands to the extent applicable) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

7.5.2

Compliance with Securities Laws. No Participant shall sell, pledge or otherwise transfer Ordinary Shares acquired pursuant to an Award or any interest in such shares except in accordance with the express terms of this Plan and the applicable Award Agreement. Any attempted transfer in violation of this Section 7.5 shall be void and of no effect. Without in any way limiting the provisions set forth above, no Participant shall make any disposition of all or any portion of the Ordinary Shares acquired or to be acquired pursuant to an Award, except in compliance with all applicable federal and state securities laws and unless and until:

(a)	there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b)	such disposition is made in accordance with Rule 144 under the Securities Act; or

(c)

such Participant notifies the Company of the proposed disposition and furnishes the Company with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Company, furnishes to the Company an opinion of counsel acceptable to the Company’s counsel, that such disposition will not require registration under the Securities Act and will be in compliance with all applicable state securities laws.

Notwithstanding anything else herein to the contrary, neither the Company or any Affiliate has any obligation to register Ordinary Shares or file any registration statement under either federal or state securities laws, nor does the Company or any Affiliate make any representation concerning the likelihood of a public offering of Ordinary Shares or any other securities of the Company or any Affiliate.

7.5.3	Share Legends. Any certificates evidencing Ordinary Shares issued or delivered under this Plan shall bear the following legends and/or any other appropriate or required legends under applicable laws:

“OWNERSHIP OF THIS CERTIFICATE, THE SHARES EVIDENCED BY THIS CERTIFICATE AND ANY INTEREST THEREIN ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER UNDER APPLICABLE LAW AND UNDER AGREEMENTS WITH THE COMPANY, INCLUDING RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION. A COPY OF SUCH AGREEMENTS WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.””

“THE SHARES ARE SUBJECT TO CALL RIGHTS TO REPURCHASE THE SHARES UNDER PURSUANT TO AGREEMENTS WITH THE COMPANY, COPIES OF WHICH ARE AVAILABLE FOR REVIEW AT THE OFFICE OF THE SECRETARY OF THE COMPANY.”

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL TO THE COMPANY, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.”

7.5.4	Delivery of Financial Statements. The Company shall deliver annually to Participants such financial statements of the Company as are required to satisfy applicable securities laws.

7.5.5

Confidential Information. Any financial or other information relating to the Company obtained by Participants in connection with or as a result of this Plan or their Awards shall be treated as confidential.

7.6	Tax Matters.

7.6.1	Tax Withholding. Upon any exercise, vesting, or payment of any Award, the Company or any of its Affiliates shall have the right at its option to:

(a)

require the Participant (or the Participant’s Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company or Affiliate may be required to withhold with respect to such Award event or payment;

(b)

deduct from any amount otherwise payable (in respect of an Award or otherwise) in cash to the Participant (or the Participant’s Personal Representative or Beneficiary, as the case may be) the minimum amount of any taxes which the Company or Affiliate may be required to withhold with respect to such Award event or payment; or

(c)

reduce the number of Ordinary Shares to be issued by (or otherwise reacquire shares held by the Participant, subject to such further consents as may be necessary under the Articles) the appropriate number of Ordinary Shares, valued at their then Fair Market Value, to satisfy the minimum withholding obligation.

In any case where a tax is required to be withheld in connection with the issuance of Ordinary Shares under this Plan, the Administrator may in its sole discretion (subject to Section 7.5) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Company reduce the number of shares to be issued by (or otherwise reacquire, subject to such further consents as may be necessary under the Articles) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law.

7.6.2

Section 409A of the Code. Notwithstanding other provisions of the Plan or any Award Agreement hereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Administrator, in its sole and absolute discretion, that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, including as a result of the fact that the Participant is a “specified employee” under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company shall use commercially reasonable efforts to implement the provisions of this Section 7.6.2 in good faith; provided that neither the Company, the Administrator nor any of the Company’s officers, employees, directors or representatives shall have any liability to Participants with respect to this Section 7.6.2.

7.7	Plan and Award Amendments, Termination and Suspension.

7.7.1

Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

7.7.2

Shareholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Section 162 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

7.7.3

Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator, by agreement or resolution, may waive conditions of, or limitations on, Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 2.2 and 7.7.4) may make other changes to the terms and conditions of Awards.

7.7.4

Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding Award Agreement shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7.3 shall not be deemed to constitute changes or amendments for purposes of this Section 7.7.

7.8

Privileges of Share Ownership. Except as otherwise expressly authorized by the Administrator, a Participant will not be entitled to any privilege of share ownership as to any Ordinary Shares not actually issued to and held of record by the Participant. Except as expressly required by Section 7.3.1, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of issue.

7.9

Share-Based Awards in Substitution for Awards Granted by Other Companies. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee share options, share appreciation rights, restricted share or other share-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company or one of its Affiliates, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company or one of its Affiliates, directly or indirectly, of all or a substantial part of the shares or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the shares in the transaction and any change in the issuer of the security. Any shares that are delivered or issued and any Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Company or one of its Affiliates in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

7.10	Effective Date of the Plan. This Plan is effective upon the Effective Date.

7.11

Term of the Plan. Unless earlier terminated by the Board, this Plan will terminate at the close of business on the day before the 10th anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Administrator with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

7.12	Governing Law/Severability.

7.12.1	Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with, the laws of the State of Delaware.

7.12.2

Severability. If it is determined that any provision of this Plan or an Award Agreement is invalid and unenforceable, the remaining provisions of this Plan and/or the Award Agreement, as applicable, will continue in effect provided that the essential economic terms of this Plan and the Award can still be enforced.

7.13

Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

7.14

Non-Exclusivity of Plan. Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to Ordinary Shares, under any other plan or authority.

7.15

No Restriction on Corporate Powers. The existence of this Plan, the Award Agreements, and the Awards granted hereunder, shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Company’s or any Affiliate’s capital structure or its business; (b) any merger, amalgamation, consolidation or change in the ownership of the Company or any Affiliate; (c) any issue of bonds, debentures, capital, preferred or prior preference shares ahead of or affecting the Company’s share capital or the rights thereof; (d) any dissolution or liquidation of the Company or any Affiliate; (e) any sale or transfer of all or any part of the Company or any Affiliate’s assets or business; or (f) any other corporate act or proceeding by the Company or any Affiliate. No Participant, Beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Affiliate, as a result of any such action.

7.16

Other Company Compensation or Benefit Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Affiliate, except where the Administrator or the Board expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or any Affiliate.

7.17

Notices. Any notice to be given under the terms of an Award Agreement or any other agreement effecting the purchase or transfer of Ordinary Shares under the Plan shall be in writing and addressed to the Company at its principal office to the attention of the Secretary, and to the Participant at the address reflected or last reflected on the Company’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section.

7.18

Arbitration. Notwithstanding any contrary provisions in the Plan, any controversy arising out of or relating to an Award Agreement, the Plan, and/or any other agreement effecting the issuance of Ordinary Shares under the Plan, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, or any other controversy arising out of or related to an Award, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in Santa Clara County, California, before a sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Option Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. (A copy of the arbitration rules is available here: www.jamsadr.com/rules-employment/arbitration/. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any award or relief granted by the arbitrator hereunder shall be final and binding on the Company and the Participant and may be enforced by any court of competent jurisdiction. By accepting an Award, the Participant acknowledges and agrees that he/she is hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence of this Section 7.18. The Company shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator’s fee, but each party in any such arbitration shall bear its own attorney’s fees and costs (other than forum costs associated with the arbitration) incurred by it or him in connection with the resolution of the dispute.

8.	DEFINITIONS.

“Administrator” has the meaning given to such term in Section 2.1.

“Affiliate” means (a) any company (other than the Company) in an unbroken chain of companies ending with the Company if, at the time of the determination, each of the companies other than the Company owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other companies in such chain, or (b) any company (other than the Company) in an unbroken chain of companies beginning with the Company if, at the time of the determination, each of the companies other than the last company in the unbroken chain owns shares possessing fifty percent (50%) or more of the total combined voting power of all classes of shares in one of the other companies in such chain.

“Articles” means the memorandum and articles of association of the Company, as amended from time to time.

“ATIC Shareholders” means Advanced Technology Investment Company, ATIC International Investment Company LLC, and any Permitted Owner to which either of the foregoing two entities sells or otherwise transfers any of its direct or indirect interest in the Company or Foundry Affiliates.

“Award” means an award of any Option, Share Award or Share Unit Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any writing, approved by the Administrator, setting forth the terms of an Award that has been duly authorized and approved.

“Award Date” means the date upon which the Administrator took the action granting an Award or such later date as the Administrator designates as the Award Date at the time of the grant of the Award.

“Beneficiary” means the person, persons, trust or trusts designated by a Participant, or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant’s executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

“Board” means the Board of Directors of the Company.

“Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Participant that defines such term for purposes of determining the effect that a “for cause” termination has on the Participant’s stock options and/or stock awards) a finding by the Company or any of its Affiliates, acting in good faith and based on its reasonable belief at the time, that the Participant:

(a)

has been negligent in the discharge of his or her duties to the Corporation or any Affiliate, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(b)

has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

(c)

has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company or any of its Affiliates; or has been convicted of, or pled guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses);

(d)	has materially breached any of the provisions of any agreement with the Company or any of its Affiliates;

(e)	has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or any of its Affiliates; or

(f)

has improperly induced a vendor or customer to break or terminate any contract with the Company or any of its Affiliates or induced a principal for whom the Company or any Affiliate acts as agent to terminate such agency relationship.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Administrator) on the date on which the Company or any Affiliate first delivers written notice to the Participant of a finding of termination for Cause.

“Change in Control Event” means the occurrence of any of the following:

(i) a transaction with or among any third person or group of persons, other than a Permitted Owner, on the one hand and the Company, its shareholders, or any of its subsidiaries, on the other hand, with respect to

(A) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation or similar transaction after which the Permitted Owners beneficially own (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) less than fifty percent (50%) of the voting securities or economic interests of the Company or the corporation surviving the Company outstanding immediately after such transaction; or

(B) any purchase, in one transaction or a series of related transactions, by an entity other than a Permitted Owner, of an equity interest (including by means of a tender or exchange offer) resulting in such entity beneficially owning an amount greater than fifty percent (50%) voting or economic interest in the Company; or

(C) the approval of the Company’s shareholders of the dissolution or complete liquidation of the Company; or

(D) the sale, other than to one or more Permitted Owners, of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a transaction will not constitute a Change of Control Event if the transaction results in a Permitted Owner beneficially owning at least fifty percent (50%) of the Company’s voting securities or if its primary purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons or entities who held the Company’s securities immediately before such transaction. In addition, the following shall not constitute a Change of Control Event: (a) a sale by the Company or a Company Affiliate of its securities in a public market transaction, the primary purpose of which is to raise capital for such entity’s operations and business activities including, without limitation, the closing of a public offering providing for the sale of Shares following the effectiveness of a registration statement under the Securities Act covering the offer and sale of ordinary/common shares (other than a registration statement relating solely to the sale of securities to employees of the Company or a Company Affiliate or a registration relating solely to a SEC Rule 145 transaction); provided that no person or Group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a Group consisting solely of Permitted Owners, owns more than fifty percent (50%) of the voting or economic interests in the Company and (b) any merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution or liquidation of any Permitted Owner in which the surviving or resulting entity is at least 50% beneficially owned by the Government of Abu Dhabi.

Whether or not a Change in Control Event has occurred shall be determined by the Administrator in good faith in its sole discretion; provided, however, that, the Administrator may determine that the Change in Control Event does not occur for purposes of this Plan until payment to be made at the first closing event actually have been paid to shareholders holding a majority of the outstanding Ordinary Shares.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended from time to time. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

“Company” means GLOBALFOUNDRIES, Inc., an exempted company under the laws of the Cayman Islands, and its successors.

“Early Exercise Option” shall mean an Option eligible for exercise prior to vesting in accordance with the provisions of Section 5.7 of this Plan.

“Effective Date” means the date the Board approved this Plan.

“Eligible Person” has the meaning given to such term in Section 3 of this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, and the rules and regulations promulgated thereunder, each as amended from time to time.

“Fair Market Value,” for purposes of this Plan and unless otherwise determined or provided by the Administrator in the circumstances, means as follows:

(a)

If the Ordinary Shares are listed or admitted to trade on the New York Stock Exchange or other national securities exchange (the “Exchange”), the Fair Market Value shall equal the closing price of Ordinary Shares as reported on the composite tape for securities on the Exchange for the date in question, or, if no sales of Ordinary Shares were made on the Exchange on that date, the closing price of Ordinary Shares as reported on said composite tape for the next preceding day on which sales of Ordinary Shares were made on the Exchange. The Administrator may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the closing price of Ordinary Shares as reported on the composite tape for securities listed on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of Ordinary Shares as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day.

(b)

If Ordinary Shares are not listed or admitted to trade on a national securities exchange, the Fair Market Value shall be the value as reasonably determined by the Administrator for purposes of the Award in the circumstances.

The Administrator also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

Any determination as to Fair Market Value made pursuant to this Plan shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be final, binding and conclusive on all persons with respect to Awards granted under this Plan.

“Foundry Affiliate” means the GLOBALFOUNDRIES, Inc. and any subsidiary (including through one or more intermediaries) of the Company in the semiconductor foundry business, other than GLOBALFOUNDRIES, Inc.

“Good Reason” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Participant that defines such term for purposes of determining the effect that a “good reason” resignation has on the Participant’s stock options and/or stock awards) the occurrence of any of the following without the Participant’s written consent:

(a)

a material reduction in the Participant’s annual base salary other than a reduction that is applied uniformly to substantially all employees that both (i) have a principal place of employment in the same country as the Participant and (ii) are of the same job level as the Participant;

(b)

a material diminution in the Executive’s position, authority, duties or responsibilities (other than as required by applicable law or regulation or as a result of the Participant’s physical or mental incapacity which impairs his ability to materially perform his duties or responsibilities); or

(c)	the relocation of the Participant’s principal place of employment by more than fifty (50) miles;

provided, however, that an event or action shall potentially be “Good Reason” only if (i) the Participant notifies the Company of the potential Good Reason trigger within thirty (30) days of learning of such event or action, (ii) the Company fails to cure the potential Good Reason trigger within thirty (30) days of receipt of notice, and (iii) the Participant resigns within thirty (30) days following the expiration of the foregoing thirty-day cure period.

“Involuntary Termination” means, with respect to a Participant, the termination of the Participant’s employment with the Company and its Affiliates by the Company without Cause or by the Participant for Good Reason.

“Liquidity Event” means the closing of a Change in Control Event or a Qualified IPO.

“Liquid Share Value” means, on any payment date, the sum of (i) the total cash consideration actually received by the Permitted Owners in exchange for Ordinary Shares in connection with Liquidity Events, net of any such amounts that the Permitted Owners are required, as a result of a Liquidity Event, to reinvest in the Company or a successor thereto in exchange for securities that are not marketable and freely tradeable, plus (ii) the Marketable Security Value for each marketable and freely tradable security received by the Permitted Owners in exchange for Ordinary Shares in connection with Liquidity Events, with the sum then divided by the total number of Ordinary Shares sold by Permitted Owners in Liquidity Events and, to the extent the Participant has not otherwise participated in, or benefitted from, a dividend or distribution previously paid to Permitted Owners on or after January 1, 2016 in respect of Ordinary Shares (such a dividend or distribution as to which the Participant has not participated in or benefitted from referred to as a “Pending Participation Dividend”) such quotient shall be increased by the per Ordinary Share amount of the Pending Participation Dividends (other than amounts paid in exchange for Ordinary Shares in connection with Liquidity Events). Notwithstanding the foregoing or anything else herein to the contrary, upon a Change in Control Event as a result of clause C thereof (approval of a dissolution or complete liquidation), Liquid Share Value shall thereafter be $0 for all purposes hereunder. The Administrator shall determine Pending Participation Dividends in its sole discretion.

“Liquidity Trigger” means the first anniversary of a Change in Control Event or the first anniversary of a Qualified IPO.

“Marketable Security Value” means, for a marketable and freely tradable security, the average daily closing price for the three-month period ending on the day immediately preceding the date on which the security becomes marketable and freely tradable (or, if shorter, due to the fact that the security is a security of an entity that recently had a public offering, the period starting on the date the class and type security was offered for sale on an established national securities exchange and ending on the day immediately preceding the date on which the security becomes marketable and freely tradable); provided, however, that if consideration received in a Liquidity Event consists of marketable and freely tradable securities, Marketable Security Value for those securities shall be the closing trading price on the last trading day immediately preceding the Liquidity Event, and, provided, further, if a Permitted Owner has previously sold a security received as consideration for Ordinary Shares in a Liquidity Event (and such security was not marketable and freely tradable immediately on or immediately following the Liquidity Event), the value of such security shall be the value of the consideration so received.

“Nonqualified Stock Option” means an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code.

“Option” means an option to purchase Ordinary Shares granted under Section 5 of this Plan.

“Ordinary Shares” means the Ordinary Shares of the Company with a par value of $0.01 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 7.3.1 of this Plan.

“Participant” means an Eligible Person who has been granted and holds an Award under this Plan.

“Permitted Owner” means the ATIC Shareholders and any other entity 100% of the voting power and economic interest of which is directly or indirectly beneficially owned by the Government of Abu Dhabi.

“Personal Representative” means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

“Plan” means this GLOBALFOUNDRIES, Inc. 2018 Share Incentive Plan, as it may hereafter be amended from time to time.

“Poor Performance” means (i) the demonstration of a lack of judgment or skill consistent with the level expected for the position or (ii) performance for a substantial period which does not meet the Administrator’s expectations for the position, in either case as determined by the Administrator in its sole, but reasonable, discretion.

“Potential Liquid Shares” means, with respect to any Award, that percentage of the total number of Ordinary Shares covered by the Award equal to the ratio of (x) the total number of Ordinary Shares sold by Permitted Owners since January 1, 2016 (each such sale, a “Liquidity Event”) over (y) the total number of Ordinary Shares held by Permitted Owners on January 1, 2016 (as adjusted to reflect recapitalizations, share splits, reverse share splits, and similar transactions effecting the Ordinary Shares). (By way of example, if the Permitted Owners held 100 Ordinary Shares on January 1, 2016, and the Permitted Owners subsequently sold 40 Ordinary Shares, 40% of the Ordinary Shares covered by Awards would be Potential Liquid Shares).

“Qualified IPO” means the closing of (i) a public offering of Company ordinary/common shares pursuant to applicable securities law which results in such shares being listed on any of The New York Stock Exchange, NASDAQ, or such other national or international exchange (except that a Qualified IPO shall not include an offering of securities issuable pursuant to an employee benefit plan), or (ii) any merger with a company that has a class of shares registered under the Securities Act and is publicly traded on a national or international securities exchange that results in the surviving entity being so publicly traded; provided that following such potential Qualified IPO, the Company’s shareholders, immediately preceding the potential Qualified IPO, beneficially own, immediately after such potential Qualified IPO, less than ninety percent (90%) of the economic value of the Company.

“Restricted Shares” means Ordinary Shares awarded to a Participant under this Plan that are subject to a right of repurchase in favor of the Company as set forth in the applicable Award Agreement. The Company’s right of repurchase will lapse in accordance with the conditions determined by the Administrator (and may include, among others, the passage of time, specified performance objectives or other factors). Unless stated otherwise herein, references to “vest” and “vesting” in the context of Restricted Shares means the lapsing of the Company’s right to repurchase Restricted Shares.

“Restricted Share Award” means an award of Restricted Shares.

“Securities Act” means the Securities Act of 1933, and the rules and regulations promulgated thereunder, each as amended from time to time.

“Severance Date” with respect to a particular Participant means, unless otherwise provided in the applicable Award Agreement:

(c)

if the Participant is an Eligible Person under clause (a) of Section 3 and the Participant’s employment by the Company or any of its Affiliates terminates (regardless of the reason), the last day that the Participant is actually employed by the Company or such Affiliate (unless, immediately following such termination of employment, the Participant is a member of the Board or, by express written agreement with the Company or any of its Affiliates, continues to provide other services to the Company or any Affiliate as an Eligible Person under clause (c) of Section 3, in which case the Participant’s Severance Date shall not be the date of such termination of employment but shall be determined in accordance with clause (b) or (c) below, as applicable, in connection with the termination of the Participant’s other services);

(d)

if the Participant is not an Eligible Person under clause (a) of Section 3 but is an Eligible Person under clause (b) thereof, and the Participant ceases to be a member of the Board (regardless of the reason), the last day that the Participant is actually a member of the Board (unless, immediately following such termination, the Participant is an employee of the Company or any of its Affiliates or, by express written agreement with the Company or any of its Affiliates, continues to provide other services to the Company or any Affiliate as an Eligible Person under clause (c) of Section 3, in which case the Participant’s Severance Date shall not be the date of such termination but shall be determined in accordance with clause (a) above or (c) below, as applicable, in connection with the termination of the Participant’s employment or other services);

(e)

if the Participant is not an Eligible Person under clause (a) or clause (b) of Section 3 but is an Eligible Person under clause (c) thereof, and the Participant ceases to provide services to the Company or any of its Affiliates as determined in accordance with Section 7.4.4 (regardless of the reason), the last day that the Participant actually provides services to the Company or such Affiliate as an Eligible Person under clause (c) of Section 3 (unless, immediately following such termination, the Participant is an employee of the Company or any of its Affiliates or is a member of the Board, in which case the Participant’s Severance Date shall not be the date of such termination of services but shall be determined in accordance with clause (a) or (b) above, as applicable, in connection with the termination of the Participant’s employment or membership on the Board).

“Share Award” means an award of Ordinary Shares under Section 6 of this Plan. A Share Award may be a Restricted Share Award or an award of unrestricted Ordinary Shares.

“Share Unit Award” means an award of Share Units under Section 6 of this Plan.

“Share Unit” means a non-voting unit of measurement which is deemed for bookkeeping purposes to be equivalent to one outstanding Ordinary Share solely for purposes of determining the payment of a Share Unit Award. Share Units are not outstanding Ordinary Shares and do not entitle a Participant to any dividend, voting or other rights in respect of any Ordinary Shares represented thereby or acquirable thereunder; provided, however, that Share Units may, by express provision in the applicable Award Agreement, entitle a Participant to dividend equivalent rights, as determined by the Administrator. Share Units shall not be treated as property or as a trust fund or any kind.

“Total Disability” means a “total and permanent disability” within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions, or conditions as the Administrator may include.